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                                                                   Exhibit 10.21


      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION FROM SUCH REGISTRATION.



                      AMENDED AND RESTATED PROMISSORY NOTE

                                                          Waltham, Massachusetts
                                                                January 25, 2002

US $4,000,000

      WHEREAS, as of the date hereof, the undersigned, Klaus P. Besier ("Debtor"), has borrowed from Firepond, Inc., a Delaware corporation ("Payee"), and Payee has loaned to Debtor, an aggregate of $4,000,000 (the "Original Loan");

      WHEREAS, the Original Loan was made to the Debtor in connection with his purchase of capital stock of the Payee;

      WHEREAS, the making of the Original Loan was approved by the Payee's Board of Directors on November 28, 2000 and January 9, 2001 and the loan amount was funded from the Payee's operating capital; and

      WHEREAS, Debtor and Payee desire to extend the term of the Original Loan and amend and restate the terms of the Original Loan in its entirety as set forth below.

      NOW, THEREFORE, Debtor and Payee agree that the Original Loan is hereby amended and restated in its entirety as follows:

      FOR VALUE RECEIVED, Debtor hereby promises to pay to Payee, at such place or places as may be specified by Payee or any holder hereof, in legal tender of the United States of America, the principal amount of all amounts borrowed by Debtor pursuant to the terms hereof, not to exceed $$4,000,000 (the "Principal"), together with accrued but unpaid interest thereon, as set forth below. The outstanding Principal shall bear interest at a percentage rate per annum equal to 4.99%. The Debtor may prepay this Promissory Note in whole or in part at any time without premium or penalty, together with all unpaid interest thereon and all other amounts due hereunder. Notwithstanding anything contained herein to the contrary, Debtor shall not be permitted to re-borrow any amounts previously repaid hereunder. The balance of any unpaid Principal and all accrued and unpaid interest thereon shall be due and payable on May 1, 2006 (the "Maturity Date").

      Debtor shall pay to Payee, upon the receipt thereof, the "net after-tax proceeds" from any sale, transfer or other disposition by Debtor of any Collateral, in reduction of the amount outstanding under this Promissory Note until such time as the aggregate amount outstanding has been paid in full. In addition, Debtor shall pay to Payee, upon the receipt thereof, the net after-
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tax proceeds from any sale, transfer or other disposition by Debtor of any shares of common stock, par value $0.01, of Payee, or any successor securities (collectively "Common Stock") acquired upon the exercise of any stock options held by Debtor, minus any exercise price paid to the Company to exercise such stock options, in reduction of the accrued but unpaid interest under this Promissory Note until such time as there is no outstanding accrued but unpaid interest due under this Promissory Note. For purposes hereof, the "net after-tax proceeds" refers to the amount received upon any sale of such shares, less brokerage commissions or underwriting discounts, other expenses of every kind, including documentary, excise and other taxes, if any, directly relating to the sale and an amount equal to the federal, state and local taxes on any gain from such sale (as determined by multiplying the amount of such gain by the combined maximum federal, state and local tax rate applicable to the sale of such shares of Common Stock by Debtor, taking into account the holding period for such shares and any federal income tax deduction for state and local income taxes).

      This Promissory Note is subject to the terms of, and the payment hereof is secured by, a certain Loan and Pledge Agreement dated as of the date hereof by and between Debtor and Payee (the "Loan and Pledge Agreement"). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Loan and Pledge Agreement. Upon the occurrence of an Acceleration Event, the aggregate unpaid balance of Principal and any accrued interest thereon shall immediately become due and payable in the manner and with the effect provided in the Loan and Pledge Agreement. Payee's remedies upon the occurrence of an Acceleration Event shall be as provided in the Loan and Pledge Agreement.

      Debtor expressly waives presentment for payment, protest and demand, notice of protest, demand and dishonor and expressly agrees that this Promissory Note may be extended from time to time without in any way affecting the liability of Debtor. No delay or omission on the part of Payee in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Promissory Note.

      This Promissory Note may be changed, modified or terminated only by an agreement in writing and signed by Debtor and Payee. This Promissory Note shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts, and shall be binding upon the successors and assigns of Debtor and inure to the benefit of Payee and its successors, endorsees and assigns.


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                                          DEBTOR:


                                          ---------------------------------
                                          Klaus P. Besier




ACKNOWLEDGED AND AGREED:

PAYEE:

FIREPOND, INC.



By:
   ---------------------------
   Name:
   Title:


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